Exhibit 21.1
SUBSIDIARIES OF WHEELS UP EXPERIENCE INC.
AS OF DECEMBER 31, 2023

Name of Subsidiary	Jurisdiction of Organization
Aircraft Charter Company Three, LLC	Indiana
Aircraft Charter Company Two, LLC	Indiana
Aircraft Holding Company One, LLC	Indiana
Air Partner Aviation Services Limited	United Kingdom
Air Partner CHS Limited	United Kingdom
Air Partner Consulting Limited	United Kingdom
Air Partner Group Limited	United Kingdom
Air Partner Havacilik ve Tasimacilik	Republic of Türkiye
Air Partner International GmbH	Germany
Air Partner International SAS	France
Air Partner Investments Limited	United Kingdom
Air Partner Limited	United Kingdom
Air Partner LLC	Delaware
Air Partner Middle East DMCC	United Arab Emirates
Air Partner S.r.l.	Italy
Apex AP MidCo Inc.	Delaware
Apex Kenyon MidCo Inc.	Delaware
Avianis Systems LLC	Delaware
Baines Simmons Limited	United Kingdom
Cincinnati Aviation Services LLC	Delaware
Hire Up Talent Services LLC	Delaware
Kenyon International Emergency Services Limited	United Kingdom
Kenyon International Emergency Services LLC	Delaware
Mountain Aviation, LLC	Colorado
Redline Aviation Security Limited	United Kingdom
Redline Worldwide Limited	United Kingdom
Safeskys Limited	United Kingdom
TMC UP Holdings LLC	Delaware
Travel Management Company, LLC	Indiana

Travel Management Company Holdings, LLC	Delaware
Travel Management Company Intermediate Holdings, LLC	Delaware
Travel Management Company Intermediate Holdings II, LLC	Delaware
Wheels Up Blocker Sub LLC	Delaware
Wheels Up Partners Holdings LLC	Delaware
Wheels Up Partners LLC	Delaware
Wheels Up Private Jets LLC	Kentucky
Wheels Up TOA Holdings LLC	Delaware
Wheels Up UK Limited	United Kingdom

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